Van Kampen Trust for Investment Grade Florida Municipals
                          Item 77(O) 10F-3 Transactions
                       November 30, 2003 - April 30, 2004



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
            12/18/     -     $105.3 $73,750,  1,052,  1.428%   0.70  JP Morgan,
              03               0       000      990             4%    Merrill
                                                                      Lynch &
  Reedy                                                              Co, Morgan
  Creek                                                               Stanley,
Improvemen                                                            Jackson
t District                                                           Securities
(Florida)                                                               and
 (Located                                                            Ramirez &
in Orange                                                               Co.
   and
 Osceola
Counties)


  JEA -                                                              JP Morgan,
Jacksonvil                                                           Citigroup,
    le                                                                  Bear
 Electric   03/16/     -     Variou $381,170  1,000,  0.262%   0.65  Stearns &
Water/Sewe    04               s      ,000      000             3%    Co Inc,
    r                                                                 Banc of
                                                                      America
                                                                     Securities
                                                                        LLC,
                                                                      Goldman
                                                                      Sachs &
                                                                     Co, Lehman
                                                                     Brothers,
                                                                      Merrill
                                                                      Lynch &
                                                                     Co, Morgan
                                                                     Stanley &
                                                                         Co
                                                                     Incorporat
                                                                      ed, UBS
                                                                     Financial
                                                                      Services
                                                                        Inc,